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                            ADMINISTRATION AGREEMENT
                                   SCHEDULE A

         Compensation and charges of Administrative Data Management Corp. for services as Transfer Agent, Dividend Disbursing Agent and Plan Administration, and for other services under the Administration Agreement.

Monthly Account Maintenance                             $0.75 per account

New Accounts                                            $5.00 per account

Payments                                                $0.75 per payment

Exchanges                                               $5.00 per transaction

Liquidations                                            $5.00 per transaction

Transfers                                               $10.00 per transaction

Certificates Issued                                     $3.00 per certificate

Systematic Withdrawal Checks                            $1.00 per check

Dividend Processing                                     $0.45 per dividend

Reports requested by a
Government Agency                                       $1.00 per account

Shareholder Service Calls                               $4.00 per call

Correspondence                                          $20.00 per item


OUT-OF-POCKET EXPENSES: In addition to the above charges, the fund shall be responsible for reimbursing Administrative Data Management Corp. for all out-of-pocket costs including but not limited to postage, insurance, telephone lines, forms relating to shareholders of the Fund, envelopes and other similar items, and will also reimburse Administrative Data Management Corp. for counsel fees, including fees for the preparation of the Administration Data Management Corp. for counsel fees, including fees for the preparation of the Administration Agreement and review of prospectus and application forms to the extent that ADM is not otherwise reimbursed.

THE ABOVE FEES AND OUT-OF POCKET EXPENSES APPLY TO THE FOLLOWING FUNDS:

FIRST INVESTORS FUND FOR INCOME, INC., FIRST INVESTORS GLOBAL FUND, INC., FIRST INVESTORS GOVERNMENT FUND, INC., FIRST INVESTORS HIGH YIELD FUND, INC., FIRST INVESTORS INSURED TAX EXEMPT FUND, INC., FIRST INVESTORS NEW YORK INSURED TAX FREE FUND, INC., FIRST INVESTORS SERIES FUND, FIRST INVESTORS SERIES FUND II, INC., FIRST INVESTORS, U.S. GOVERNMENT PLUS FUND - 1ST, 2ND & 3RD FUND, EXECUTIVE INVESTORS TRUST